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                                                                EXHIBIT 10.15

                 CONFIDENTIALITY AGREEMENT AND GENERAL RELEASE

        This CONFIDENTIALITY AGREEMENT AND GENERAL RELEASE (hereafter "Agreement") is made and entered into this 1st day of November, 1996, by and between Irvine Apartment Communities ("Company") and Richard E. Moran, Jr. (MORAN).

        WHEREAS, MORAN was employed by the Company from December 8, 1993 to December 1, 1996; and

        WHEREAS, MORAN's active services for the Company will terminate on December 1, 1996; and

        WHEREAS, MORAN and the Company desire to resolve any and all claims arising out of or related to MORAN's employment relationship with the Company, or its termination;

        NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, it is agreed as follows:

        1. (a) The Company will provide MORAN with twelve monthly payments of $22,500 commencing December, 1996 for consulting services provided to the Company in accordance with the following terms and conditions:

                    (i) MORAN will provide consulting services as requested in a professional and timely manner for a maximum of ten hours per month. Such services will be similar in kind to the expertise MORAN provided to the Company during the period of his employment.

                    (ii) In exchange for MORAN's continued adherence to the commitments in subparagraph 1(a)(i) and paragraph 2, Company agrees to pay MORAN the following amounts during the consulting period:

                          (1) $22,500 per month retainer, payable on or about
                the first day of the month.

                          (2) Company will reimburse reasonable expenses
                incurred by MORAN (telephone, travel, etc.) which are necessarily incurred and approved in advance in the performance of services requested by Company under this agreement.

                     (iii) Should MORAN breach his obligations in subparagraph 1(a)(i) and/or paragraph 2, payments under subparagraph 1(a)(ii) shall stop in addition to any other legal or equitable remedies the Company may pursue.

                (b) Stock dividend equivalent payments for dividends paid the third quarter of 1996 will be provided to MORAN in 1996 totaling approximately $38,000.

                (c) MORAN may exercise his vested stock options consistent with the terms of his stock option award Agreements.
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Confidentiality Agreement and General Release                           Page 2
Richard E. Moran, Jr.


                (d) MORAN's restricted stock awards shall vest and be paid consistent with the terms of his restricted stock award Agreements.

                (e) MORAN's group insurance coverage pursuant to the terms of the Company's group insurance plans will be continued at the Company's expense through December 31, 1996 at which time MORAN may continue such insurance if he desires in accordance with the provisions of such plans. The Company will provide MORAN with twelve monthly payments of $2,500 commencing January, 1997 in order to assist MORAN with purchasing his own benefits.

                (f) All earned and unused vacation and personal holiday as of December 1, 1996 will be paid out with MORAN's final payroll check.

                (g) The Company will provide Moran with executive-level professional outplacement services at a cost not to exceed $15,000.

        2. MORAN promises not to disparage the Company or its related entities and not to use or disclose any confidential information or trade secrets which he learned while employed by the Company, and further promises not to disclose to anyone (other than his spouse and tax/legal advisor) the terms of this Agreement or the fact or amount of any payment made by the Company in settlement of MORAN's claims.

        3. In exchange for the payments and benefits provided in Paragraph 1, MORAN hereby unconditionally releases and forever discharges the Company and its related or successor companies, its owners, directors, officers, employees, representatives and agents, from any and all claims, (including, but not limited to, any claims under any state or federal statutes), liabilities, demands, losses and expenses (including attorneys' fees) of any nature whatsoever, known or unknown, including, but not limited to, employment relationship or termination, which he now has or may have in the future based on any act or omission which occurred prior to the effective date of this agreement. MORAN expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code, and does so understanding and acknowledging the significance of such specific waiver of section 1542. Section 1542 states as follows:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by his must have materially affected his settlement with the debtor."

        4. This Agreement shall not in any way be construed as an admission by the Company of any liability or wrongdoing on the part of the Company, or that MORAN has any valid claims or rights whatsoever against the Company.

        5. This agreement contains all of the terms, promises, representations, and understandings made between the parties. MORAN agrees that no promises, representations, or inducements have been made to him other than those which are expressly set forth herein. MORAN acknowledges and agrees that he has had sufficient opportunity to fully and privately review this document prior to its execution, and has had ample opportunity to consult an attorney in connection therewith, if he so desired.
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Confidentiality Agreement and General Release                           Page 3
Richard E. Moran, Jr.


        6. This Agreement will be interpreted in accordance with the laws of the State of California. Any dispute arising hereafter between the parties regarding this Agreement or MORAN's employment or otherwise shall be resolved by an experienced employment law arbitrator selected in accordance with the procedures of the Judicial Arbitration and Mediation Services/Endispute. Should MORAN pursue any other legal or administrative action, the Company shall be entitled to recover all costs, expenses, and attorney's fees it incurs as a result of such action.

        7. In exchange for material portions of the additional pay and benefits provided in paragraph 1 and in accordance with the Older Workers Benefit Protection Act, MORAN hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Company or their related entities, officers, directors, managers or employees regarding any aspect of his employment or any other act or omission up to and including the effective date of this agreement.

MORAN is hereby advised (a) to consult with an attorney prior to signing this Agreement and (b) that he has 21 days in which to consider and accept this Agreement by signing and returning this Agreement to the Vice President of Human Resources of The Irvine Company. In addition, MORAN has a period of 7 days following his signing of this Agreement in which he may revoke the Agreement. If MORAN does not advise the Company (by writing received by the Vice President of Human Resources of The Irvine Company within such 7 day period) of his intent to revoke the Agreement, the Agreement will become effective and enforceable upon the expiration of the 7 days.


DATED:  November 1, 1996                By:  /s/ RICHARD E. MORAN, JR.
                                             ------------------------------
                                                 Richard E. Moran, Jr.

                                             Witness of Voluntary Signature


DATED:  November 1, 1996                By:  /s/ ANN R. NORMAN
                                             ------------------------------
                                                 Ann R. Norman
                                             Witness's Signature



                                        IRVINE APARTMENT COMMUNITIES


DATED:  November 1, 1996                By:  /s/ DONALD L. BREN
                                             ------------------------------
                                                 Donald L. Bren


DATED:  November 1, 1996                By:  /s/ MICHAEL D. MCKEE
                                             ------------------------------
                                                 Michael D. Mckee
                                                 Director